POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints Arthur S. Gabinet, Mitchell J. Lindauer, Randy G. Legg, Taylor V. Edwards and Amee Kantesaria each as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my capacity as a Trustee/Director and/or Officer of Oppenheimer Absolute Return Fund, Oppenheimer AMT-Free Municipals, Oppenheimer AMT-Free New York Municipals, Oppenheimer Balanced Fund, Oppenheimer California Municipal Fund, Oppenheimer Capital Appreciation Fund, Oppenheimer Developing Markets Fund, Oppenheimer Discovery Fund, Oppenheimer Equity Income Fund, Oppenheimer Global Fund, Oppenheimer Global Opportunities Fund, Oppenheimer Global Value Fund, Oppenheimer Gold & Special Minerals Fund, Oppenheimer Institutional Money Market Fund, Oppenheimer International Diversified Fund, Oppenheimer International Growth Fund, Oppenheimer International Small Company Fund, Oppenheimer Limited Term California Municipal Fund, Limited Term New York Municipal Fund, Oppenheimer Master International Value Fund, LLC, Oppenheimer Money Market Fund, Inc., Oppenheimer Multi-State Municipal Trust (on behalf of its series Oppenheimer New Jersey Municipal Fund, Oppenheimer Pennsylvania Municipal Fund and Oppenheimer Rochester National Municipals), Oppenheimer Municipal Fund, Oppenheimer Portfolio Series (on behalf of its series Active Allocation Fund, Equity Investor Fund, Conservative Investor Fund and Moderate Investor Fund), Oppenheimer Quest For Value Funds on behalf of Oppenheimer Global Allocation Fund, Oppenheimer Quest Opportunity Value Fund and Oppenheimer Small- & Mid- Cap Value Fund, Oppenheimer Quest International Value Fund, Inc., Oppenheimer Real Estate Fund, Oppenheimer Rising Dividends Fund, Oppenheimer Rochester Arizona Municipal Fund, Oppenheimer Rochester Intermediate Term Municipal Fund, Oppenheimer Rochester Short-Term Municipal Fund, Oppenheimer Rochester Maryland Municipal Fund, Oppenheimer Rochester Massachusetts Municipal Fund, Oppenheimer Rochester Michigan Municipal Fund, Oppenheimer Rochester Minnesota Municipal Fund, Oppenheimer Rochester North Carolina Municipal Fund, Oppenheimer Rochester Ohio Municipal Fund, Oppenheimer Rochester Virginia Municipal Fund, Rochester Fund Municipals, Oppenheimer Select Value Fund, Oppenheimer Series Fund, Inc. (on behalf of its series Oppenheimer Value Fund), Oppenheimer Transition 2010 Fund, Oppenheimer Transition 2015 Fund, Oppenheimer Transition 2020 Fund, Oppenheimer Transition 2025 Fund, Oppenheimer Transition 2030 Fund, Oppenheimer Transition 2040 Fund, Oppenheimer Transition 2050 Fund, and Oppenheimer U.S. Government Trust, (the “Funds”), to sign on my behalf any and all Registration Statements (including any post-effective amendments to Registration Statements and registration statements on Form N-14) under the Securities Act of 1933 and the Investment Company Act of 1940, as applicable, any reports required to be filed under section 16 of the Securities Exchange Act of 1934 and the rules thereunder as applicable, and any amendments and supplements thereto, and proxy statements or other documents in connection thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, the power of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that I previously have executed. This power of attorney shall not be revoked by any subsequent power of attorney I may execute, unless such subsequent power specifically refers to this power of attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney.

Dated this 5th day of December, 2011.

/s/ David K. Downes                               /s/ Joel W. Motley

David K. Downes                                         Joel W. Motley

/s/ Matthew P. Fink                                 /s/ Mary Ann Tynan

Matthew P. Fink                                           Mary Ann Tynan

/s/ William F. Glavin, Jr.                        /s/ Joseph M. Wikler

William F. Glavin, Jr.                                 Joseph M. Wikler

/s/ Phillip A. Griffiths                             /s/ Peter I. Wold

Phillip A. Griffiths                                       Peter I. Wold

/s/ Mary F. Miller                                  /s/ Brian F. Wruble

Mary F. Miller                                            Brian F. Wruble

/s/ Arthur S. Gabinet                              /s/ Brian Wixted

Arthur S. Gabinet                                        Brian Wixted

/s/ Randy G. Legg                                   /s/ Mitchell J. Lindauer

Randy G. Legg                                             Mitchell J. Lindauer

/s/ Taylor V. Edwards                           /s/ Amee Kantesaria

Taylor V. Edwards                                    Amee Kantesaria